UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 5, 2007

COLEY PHARMACEUTICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51472	06-1506689
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

93 Worcester Street, Suite 101

Wellesley, MA 02481

(781) 431-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2007 the Board of Directors of Coley Pharmaceutical Group, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of the Company’s voting common stock, $.01 par value (the “Common Stock”), to stockholders of record at the close of business on October 15, 2007 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, $.01 par value (the “Preferred Stock”), at a purchase price of $25.00 in cash (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Stockholder Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates for Rights will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Company’s Common Stock (the “Stock Acquisition Date”) or (ii) 10 days following the commencement of a tender offer or exchange offer that may result in a person or group beneficially owning 15% or more of the outstanding shares of the Company’s Common Stock.

Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 5, 2017, unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (other than to any Acquiring Person or any associate or affiliate of an Acquiring Person), and thereafter, such separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board and except in connection with shares of Common Stock issued after the Distribution Date upon the exercise of employee stock options, under other employee stock benefit plans, or upon the conversion of convertible securities, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event any person becomes an Acquiring Person, also known as a “Section 11(a)(ii) Event,” each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void.

In the event that, at any time following a Section 11(a)(ii) Event, (i) the Company is acquired in a merger or other business combination transaction or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

At any time after the occurrence of a Section 11(a)(ii) Event, the Board may exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one Common Stock Equivalent (as defined in the Rights Agreement), per Right (subject to adjustment).

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

In general, the Company may redeem the Rights in whole, but not in part, at any time before a Section 11(a)(ii) Event, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price. The redemption price is payable in cash, stock or other consideration deemed appropriate by the Board.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Subject to certain exceptions, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to such time as the Rights are no longer redeemable.

The Company issued a press release announcing the agreement on October 8, 2007. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.03	Material Modification to Rights of Security Holders.

Please see the disclosure set forth under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

Item 8.01	Other Events.

On October 8, 2007, the Company issued a press release announcing the declaration of the Rights and the adoption of the Stockholder Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

Exhibit Number	Description
4.1	Stockholder Rights Agreement between the Company and Computershare Trust Company, N.A., dated October 5, 2007, which includes as Exhibit A, the Summary of Rights to Purchase Common Stock and as Exhibit B, the Form of Rights Certificate.

99.1	Press Release of Coley Pharmaceutical Group, Inc., dated October 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLEY PHARMACEUTICAL GROUP, INC.

Dated: October 9, 2007	By:	/s/ CHARLES H. ABDALIAN, JR.
Charles H. Abdalian, Jr.
Chief Financial Officer